As filed with the Securities and Exchange Commission on August 2, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aduro Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3348934
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

740 Heinz Avenue

Berkeley, California 94710

(510) 848-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen T. Isaacs

Chairman of the Board, President and Chief Executive Officer

Aduro Biotech, Inc.

740 Heinz Avenue

Berkeley, California 94710

(510) 848-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Blaine Templeman Executive Vice President, General Counsel and Secretary Aduro Biotech, Inc. 740 Heinz Avenue Berkeley, California 94710 (510) 848-4400	Michael E. Tenta J. Carlton Fleming Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	25,408,031	$13.13	$333,607,447	$38,666

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on July 28, 2017, as reported on the NASDAQ Global Select Market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated August 2, 2017

PROSPECTUS

25,408,031 Shares

Common Stock

This prospectus relates to the resale or other disposition from time to time of up to 25,408,031 shares of our common stock held by the selling stockholders named in this prospectus. The selling stockholders are former holders of our preferred stock and originally acquired the shares of our common stock included in this prospectus (i) through several private placements or secondary sales of our preferred stock or convertible debt securities prior to our initial public offering, all of which shares of preferred stock were converted into shares of our common stock in connection with our initial public offering, and (ii) in our initial public offering at the public offering price in such offering, each as more fully described in the section titled “Prospectus Summary—The Offering” on page 2. We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders.

The selling stockholders may sell or otherwise dispose of the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock in the section titled “Plan of Distribution” on page 8. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by a selling stockholder. We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ADRO.” On July 26, 2017, the last reported sales price of our common stock was $13.80 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described or incorporated by reference under the heading “Risk Factors” on page 3 of this prospectus, and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2017.

ABOUT THIS PROSPECTUS

We have not, and the selling stockholders have not, authorized anyone to provide you with information that is additional to or different from that contained or incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Aduro,” “the company,” “we,” “us,” “our” and similar references refer to Aduro Biotech, Inc. and its consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision.

Aduro Biotech, Inc.

Overview

We are an immunotherapy company focused on the discovery, development and commercialization of therapies that transform the treatment of challenging diseases, including cancer. We believe our three technology platforms are uniquely positioned to recruit and direct the immune system by activating cancer-fighting immune cells and inhibiting immune suppressive cells known to allow tumor growth. Product candidates from our LADD, or Live, Attenuated, Double-Deleted Listeria monocytogenes, STING Pathway Activator, and B-select monoclonal antibody platforms are designed to stimulate and/or regulate innate and adaptive immune responses, either as single agents or in combination with conventional therapies (i.e. chemotherapy and radiation) as well as other novel immunotherapies. Our diverse technology platforms have led to a strong pipeline of clinical and preclinical candidates, which are being developed for a number of cancer indications. Additionally, our platforms have the potential to generate product candidates that address other therapeutic areas, such as autoimmune and infectious diseases.

Immuno-oncology is an emerging field of cancer therapy that aims to activate the immune system in the tumor microenvironment to create and enhance anti-tumor immune responses, as well as to overcome the immuno-suppressive mechanisms that cancer cells have developed against the immune system. Recent developments in the field of immuno-oncology, including checkpoint inhibitors—therapies which work to remove suppression mechanisms that prevent an immune response against cancer cells—have shown the potential to provide efficacy and extended survival, even in cancers where conventional therapies, such as surgery, chemotherapy and radiotherapy, have failed. The immunotherapy field is rapidly advancing with new immuno-oncology combinations that focus on strengthening therapeutic efficacy in a wide range of cancers. We intend to pursue a broad strategy of combining our technology platforms with conventional and novel immuno-oncology therapies, based on their mechanisms of action, safety profiles and versatility.

Our LADD technology platform is based on proprietary attenuated strains of Listeria that have been engineered to express tumor-associated antigens to induce specific and targeted immune responses. This platform is being developed as a treatment for multiple indications, including mesothelioma, ovarian, gastric, lung and prostate cancers. Additionally, a personalized form of LADD, or pLADD, is being developed utilizing tumor neoantigens that are specific to an individual patient’s tumor.

Our STING Pathway Activator platform is designed to activate the intracellular Stimulator of Interferon Genes, or STING receptor, resulting in a potent tumor-specific immune response. ADU-S100 is the first STING Pathway Activator compound to enter the clinic and is currently being evaluated in a Phase 1 study in patients with cutaneously accessible metastatic solid tumors or lymphomas.

Our B-select monoclonal antibody platform includes a proprietary ultra-selective functional screening process to identify antibodies with unique binding properties against a broad range of targets that can modulate the innate and adaptive arms of the immune system. The B-select platform has delivered a number of immune modulating assets currently in research and preclinical development.

We are collaborating with leading global pharmaceutical companies to expand our products and technology platforms.

We have intellectual property protection on our LADD, STING and B-select technology platforms and each of our product candidates, some of which we believe can be maintained into the 2030s.

Company Information

We were incorporated in California as Oncologic, Inc. in 2000. In 2008, we merged with Triton BioSystems, Inc. and subsequently changed our name to Aduro Biotech, Inc. in 2009. In June 2011, we reincorporated as a Delaware corporation. Our principal executive offices are located at 740 Heinz Avenue, Berkeley, California 94710 and our telephone number is (510) 848-4400. Our website address is www.aduro.com. The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

The Offering

The selling stockholders named in this prospectus may offer and sell up to 25,408,031 shares of common stock. Our common stock is currently listed on The NASDAQ Global Select Market under the symbol “ADRO.” We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of common stock that have been issued in offerings described below. Throughout this prospectus, when we refer to the selling stockholders, we are referring to the selling stockholders named herein and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

Between 2011 and 2014 the selling stockholders purchased shares of our Series B convertible preferred stock, our Series C convertible preferred stock and Series D convertible preferred stock, along with warrants exercisable for shares of common stock and Series B convertible preferred stock, in private financings or private secondary transactions. All shares of convertible preferred stock outstanding immediately before our initial public offering were converted into shares of common stock upon the closing of the initial public offering, which occurred in April 2015. In addition, one of the selling stockholders purchased certain shares of our common stock in our initial public offering at the public offering price.

In connection with our December 2014 private financing, we entered into an amended and restated investor rights agreement with investors, including the selling stockholders, or the investor rights agreement. Under the investor rights agreement, the selling stockholders have exercised their demand right and caused us to file a registration statement covering their shares of common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any prospectus supplement hereto. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. The forward-looking statements include, but are not limited to, statements about:

•	our ability to fund our working capital needs, including our estimates regarding the sufficiency of our cash resources and our need for additional funding;

•	our ability to develop and commercialize our product candidates;

•	our ability to use and expand our technology platforms to build a pipeline of product candidates;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do;

•	the potential benefits of our acquisition of Aduro Biotech Europe, Holding B.V., our wholly-owned subsidiary known as Aduro Biotech Europe;

•	our ability to retain and attract key personnel;

•	our ability to obtain and adequately protect intellectual property rights for our product candidates; and

•	expected timing of our clinical results.

All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, including those under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein, and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders pursuant to this prospectus.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Global Select Market listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The selling stockholders are former holders of our preferred stock and originally acquired the shares of our common stock included in this prospectus (i) through several private placements or secondary sales of our preferred stock or convertible debt securities or warrants prior to our initial public offering, all of which shares of preferred stock were converted into shares of our common stock in connection with our initial public offering, and (ii) in our initial public offering at the public offering price in such offering, each as more fully described in the section titled “Prospectus Summary—The Offering” above. This prospectus relates to the possible resale by the selling stockholders of any or all of such shares held by them. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Certain of the selling stockholders have a position, office or material relationship with us. Each such material relationship is described below.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders, based in part on information provided to us by the selling stockholders.

The “Shares of Common Stock Beneficially Owned Prior to Offering” column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock as of June 30, 2017, which includes the outstanding shares of common stock offered by this prospectus.

The “Number of Shares Being Offered” column lists the shares of common stock being offered by this prospectus by the selling stockholders.

The “Shares of Common Stock Beneficially Owned After Offering” columns assume the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may offer and sell all or part of the common stock covered by this prospectus, but no estimates can be made as to the number of shares of common stock that will be held by the selling stockholders after the completion of this offering. Information about the selling stockholders may change from time to time. Any changed information with respect to which we are given notice will be included in prospectus supplements or, if required, in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering
Security Holder	Number	Percent		Number	Percent
Morningside Venture (VI) Investments Limited and Ultimate Keen Limited(1)	25,408,031	34.5%	25,408,031	—	—

(1)	Consists of (a) 19,805,532 shares held by Morningside Venture (VI) Investments Limited (“MVIL”) and (b) 5,602,499 shares held by Ultimate Keen Limited (“UKL”), which were acquired from MVIL. Yuk Lan Wong and Louise Mary Garbarino, the directors of MVIL, share voting and dispositive control over the shares held by MVIL. The address of MVIL is 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco. Raymond Long Sing Tang and Jill Marie Franklin, the directors of UKL share voting and dispositive control over the shares held by UKL. The address of UKL is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

Material Relationships with Certain Selling Stockholders

The selling stockholders, MVIL and UKL, beneficially own 34.5% of our outstanding common stock as of June 30, 2017. In 2011 and 2014 respectively, Stephanie Monaghan O’Brien and Dr. Gerald Chan were elected to serve on our Board of Directors as members designated by MVIL.

In December 2014, we entered into a Series D convertible preferred stock purchase agreement, pursuant to which we issued and sold shares of our Series D convertible preferred stock for $2.70 per share, which we refer to as our Series D Preferred Stock Financing. MVIL purchased 2,774,798 shares of Series D convertible preferred stock for an aggregate purchase price of $7.5 million. Each share of Series D convertible preferred stock was converted into 0.72 of a share of our common stock upon the closing of our initial public offering. In connection with the Series D Preferred Stock Financing, we entered into (i) an amended and restated voting agreement with respect to the election of our directors and certain other matters, (ii) an amended and restated right of first refusal and co-sale agreement, which provided the holders of preferred stock a right of purchase and a right of co-sale in respect of sales of securities by certain holders of our common stock and preferred stock, and (iii) the investor rights agreement, pursuant to which the holders of common stock issuable upon conversion of our preferred stock have the right to demand that we file a registration statement or request that their shares of common stock be covered by a registration statement that we are otherwise filing. The amended and restated voting agreement and amended and restated right of first refusal and co-sale agreement terminated upon the closing of our initial public offering.

In addition, MVIL purchased 441,176 shares of our common stock in our initial public offering at the public offering price of $17.00 per share.

We have also entered into indemnification agreements with each of our directors and executive officers, including Dr. Chan and Ms. O’Brien.

Except as described above, the selling stockholders have not had any material relationship with us or our affiliates within the past three years.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The term “selling stockholder” includes pledgees, donees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(7) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(7) or other applicable provision of the Securities Act or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

The validity of the common stock being offered hereby was passed upon by Cooley LLP. As of the date of this prospectus, attorneys with Cooley LLP participating in the preparation of this prospectus and the related Registration Statement on Form S-3 beneficially own shares of our common stock representing less than 0.012% of our outstanding common stock as of June 30, 2017.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 1, 2017, as amended by Amendment No. 1 to Form 10-K, filed with the Commission on July 24, 2017 (as amended, the “2016 Form 10-K”);

•	the information specifically incorporated by reference into the 2016 Form 10-K from our definitive proxy statement relating to our 2017 annual meeting of stockholders, which was filed on April 21, 2017;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2017 filed with the SEC on May 2, 2017, as amended by Amendment No. 1 to Form 10-Q, filed with the Commission on July 24, 2017;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2017 filed with the SEC on August 2, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 9, 2017 and June 12, 2017; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 10, 2015, including any amendments or reports filed for the purposes of updating this description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon the written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests for such copies should be directed to us at the following address:

Aduro Biotech, Inc.

740 Heinz Avenue

Berkeley, California 94710

Attn: Investor Relations

(510) 848-4400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

SEC Registration Fee	$38,666
FINRA Filing Fee	50,542
Legal Fees and Expenses	30,000
Accounting Fees	30,000
Printing and Miscellaneous Fees	25,792

Total	$175,000

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with our directors and executive officers, whereby we have agreed to indemnify our directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was our director, officer, employee or agent, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the our best interest. At present, there is no pending litigation or proceeding involving any of our directors or executive officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 16. Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the securities Act;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above shall not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in the reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or, as to a registration statement on Form S-3, is contained in a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, California, on August 2, 2017.

ADURO BIOTECH, INC.

By:	/s/ Stephen T. Isaacs
Stephen T. Isaacs Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Isaacs and Gregory W. Schafer, his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen T. Isaacs Stephen T. Isaacs	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	August 2, 2017

/s/ Gregory W. Schafer Gregory W. Schafer	Chief Operating Officer (principal financial officer)	August 2, 2017

/s/ Jennifer Lew Jennifer Lew	Senior Vice President of Finance (principal accounting officer)	August 2, 2017

/s/ Gerald Chan Gerald Chan, DSc	Director	August 2, 2017

/s/ William M. Greenman William M. Greenman	Director	August 2, 2017

Signature	Title	Date

/s/ Ross Haghighat Ross Haghighat	Director	August 2, 2017

/s/ Frank McCormick Frank McCormick	Director	August 2, 2017

/s/ Stephanie Monaghan O’Brien Stephanie Monaghan O’Brien	Director	August 2, 2017

/s/ Stephen A. Sherwin Stephen A. Sherwin	Director	August 2, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
2.1+	Share Sale Agreement between BioNovion Holding B.V., Brabant Life Sciences Seed Fonds B.V., Spin Off Fonds Brabant B.V., BFF B.V., Aduro Biotech, Inc. and Aduro Netherlands Cöoperatief U.A., dated September 25, 2015.	10-Q	001-37345	2.1	11/23/2015

3.1	Restated Certificate of Incorporation of Aduro Biotech, Inc.	8-K	001-37345	3.1	04/20/2015

3.2	Amended and Restated Bylaws of Aduro Biotech, Inc.	S-1/A	333-202667	3.5	04/06/2015

4.1	Form of common stock certificate.	S-1/A	333-202667	4.1	04/06/2015

4.2	Amended and Restated Investor Rights Agreement, by and among Aduro Biotech, Inc. and the stockholders named therein, dated December 19, 2014.	S-1	333-202667	4.2	03/11/2015

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (see page II-4 of this registration statement).					X

+	Confidential treatment has been granted for a portion of this exhibit.